Exhibit 10.10

CONSENT, WAIVER AND ASSUMPTION OF VENTURE AGREEMENT

This Consent, Waiver and Assumption of Venture Agreement (this “Consent”) is entered into as of this 28th day of February, 2014, by and between New Jersey Mining Company, an Idaho corporation (“NJMC”) and Crescent Silver, LLC, a Delaware limited liability company formerly known as HUSC, LLC (“Crescent”).

RECITALS

WHEREAS, NJMC and United Mine Services, Inc., an Idaho corporation (“UMS”) are parties to a Venture Agreement, dated January 7, 2011 and attached hereto as Exhibit A (the “Agreement”), regarding the expansion and operation of the New Jersey Mill, a mineral processing facility; and

WHEREAS, United Silver Corp. (“USC”), the sole shareholder of UMS, and Crescent previously entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which, among other things, USC issued a secured promissory note (the “USC Note”) to Crescent;

WHEREAS, UMS guaranteed USC’s repayment obligations under the USC Note pursuant to a Subsidiary Guaranty, dated February 1, 2012 (the “Subsidiary Guaranty”);

WHEREAS, UMS’s obligations under the Subsidiary Guaranty are secured pursuant to a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixtures Filing, dated February 1, 2012 (the “Mortgage”) covering the certain real property owned by UMS, and a Security Agreement, dated February 1, 2012 (the “Security Agreement”) covering all of UMS’s tangible and intangible personal property, and a Blocked Accounts Agreement (the “Accounts Agreement” and together with the Mortgage and Security Agreement, the “Security Documents”) each executed in favor of Crescent;

WHEREAS, USC defaulted on its obligations under the Securities Purchase Agreement and the USC Note, and pursuant to an application by Crescent for the appointment of Duff & Phelps Canada Restructuring Inc. (“D&P”) as receiver and manager over all of the property, assets and undertakings of USC in accordance with section 243 of the Bankruptcy and Insolvency Act (Canada) and section 101 of the Courts of Justice Act (Ontario) the Ontario Superior Court of Justice appointed D&P as receiver over USC (the “Receivership”);

WHEREAS, in connection with the Receivership, UMS intends to enter into a Consensual Foreclosure Agreement (the “Foreclosure Agreement”) with Crescent and execute a Deed in Lieu of Foreclosure (the “Deed in Lieu of Foreclosure” and together with the Foreclosure Agreement, the “Foreclosure Documents”) in favor of Crescent, pursuant to which UMS will transfer all of its right, title and interest in and to substantially all of its assets, including, without limitation, the Agreement, to Crescent (the “Collateral Transfer”);

WHEREAS, the Agreement places certain restrictions and limitations on, and provides certain Preemptive Rights (as defined in the Agreement) with respect to, a transfer of an interest Agreement or a party’s Participating Interest or the Assets (each as defined in the Agreement); and

WHEREAS, the parties desire to execute this Consent to provide for NJMC’s consent to the transfer of UMS’s interest in the Agreement, including, without limitation, with respect to its Participating Interest and the Assets, and to provide for Crescent’s assumption of all of UMS’s rights and obligations under the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Waiver and Consent.  NJMC hereby waives its rights to enforce any of the restrictions, limitations or Preemptive Rights provided in the Agreement and hereby consents to the transfer of all of UMS’s rights and obligations under the Agreement, including, without limitation, with respect to its Participating Interest and the Assets, to Crescent in connection with the Collateral Transfer. This waiver and consent is applicable to the transfer and to Crescent’s assumption of UMS’s rights under the Agreement only, and is not intended to alleviate Crescent’s duty to seek consent under the Agreement should it hereafter desire to assign its rights to a third party. NJMC gives its waiver and consent without agreeing to be bound by any of the documents referred to herein, except Exhibit A.

2.

Assumption.  Crescent hereby acknowledges the assumption of all of UMS’s rights under the Agreement and hereby acknowledges the assumption of and agrees to perform all of UMS’s obligations under the Agreement arising from and after the date hereof.  Further, Crescent hereby agrees to pay to NJMC the amount of dollars $42,580 (US Dollars), which represents the full amount of all balances owed by UMS to NJMC as of the date of this Consent within (30) days following the consummation of the Collateral Transfer.

3.

No Default.  NJMC hereby represents and warrants that there exists no default or event of default under the Agreement with respect to the duties, obligations or performance of UMS, and that there exists no condition, event, fact or occurrence that, by service of notice or passage of time or both would constitute an event of default on the part of UMS under the Agreement.

4.

No Amendments.  NJMC hereby represents and warrants that the Agreement, as described above, has not been supplemented or amended in any respect, is valid and in full force and effect, represents the entire agreement between the parties thereto, and will continue in full force and effect from and after the date hereof in accordance with its terms.

5.

Governing Law.  This Consent will be governed by and construed in accordance with the laws of the State of Idaho and without regard to conflicts of law doctrines.

6.

Counterparts.  This Consent may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Consent may be executed by facsimile signature.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Consent, Waiver and Assumption of Venture Agreement effective as of the date first above written.

NEW JERSEY MINING COMPANY

CRESCENT SILVER, LLC

By: /s/ Grant Brackebusch

By: /s/ Nathaniel Klein

Name: Grant Brackebusch

Name:

Nathaniel Klein

Title: Vice President

Title: Manager

EXHIBIT A

VENTURE AGREEMENT

[Intentionally Omitted]